UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2020

RESIDEO TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38635	82-5318796
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 E 6th Street, Austin, Texas	78702
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 726-3500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol:	Name of each exchange on which registered:
Common Stock, par value $0.001 per share	REZI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Resideo Technologies, Inc. (the “Company”) held its Annual Meeting of Shareholders on June 8, 2020. The following matters set forth in our Proxy Statement dated April 24, 2020 (the “2020 Proxy Statement”), which was filed with the Securities and Exchange Commission pursuant to Regulation 14A under the Securities Exchange Act of 1934, were voted upon with the results indicated below.

1.	The nominees listed below were elected Class II directors with the respective votes set forth opposite their names:

Proposal 1	Shares For	Shares Against	Abstentions	Broker Non-Votes
Cynthia Hostetler	100,119,681	778,020	106,532	9,809,956
Brian Kushner	99,980,701	905,225	118,307	9,809,956
Jack Lazar	94,592,324	6,298,707	113,202	9,809,956

2.	The voting results on a non-binding advisory vote to approve executive compensation disclosed in the Company’s 2020 Proxy Statement are set forth below:

	Shares For	Shares Against	Abstentions	Broker Non-Votes
Proposal 2	92,473,993	3,960,896	4,569,344	9,809,956

3.	The voting results on the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2020 are set forth below:

	Shares For	Shares Against	Abstentions	Broker Non-Votes
Proposal 3	110,467,516	173,958	172,715	—

4.	The voting results on the approval of the Resideo Employee Stock Purchase Plan are set forth below:

	Shares For	Shares Against	Abstentions	Broker Non-Votes
Proposal 4	99,735,370	1,118,085	150,778	9,809,956

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 10, 2020	RESIDEO TECHNOLOGIES, INC.

	By:	/s/ Jeannine J. Lane
	Name:	Jeannine J. Lane
	Title:	Executive Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer